Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Biostar Pharmaceuticals, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Biostar Pharmaceuticals, Inc. of our report dated March 27, 2012 relating to the consolidation financial statements, which appears in the Annual Report on Form 10-K of Biostar Pharmaceuticals, Inc. for the year ended December 31, 2011.

/s/ Mazars CPA Limited
Mazars CPA Limited Certified Public Accountants
Hong Kong
August 17, 2012